EX-99.906CERT


                                                             certification

     Timothy Ashburn, Chief Executive Officer, and Thomas Napurano, Chief Financial Officer of AmeriPrime Funds (the "Registrant"), each certify to the best of his or her knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2003 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                        Chief Financial Officer
AmeriPrime Funds                               AmeriPrime Funds


/s/ Timothy Ashburn                            /s/ Thomas Napurano
Timothy Ashburn                                Thomas Napurano
Date: 8/27/03                                  Date: 8/27/03


     A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AmeriPrime Funds and will be retained by AmeriPrime Funds and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

     This certification is being furnished to the Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.